EXHIBIT 99.1

JOINT FILING AGREEMENT

May 18, 2018

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: May 18, 2018

210/RELY PARTNERS, LP

By:	210/RELY Investment, LLC
Its:	General Partner

By:	210 Capital, LLC
Its:	Sole Member

By:	/s/ Robert H. Alpert
Its:	Authorized Signatory

By:	/s/ C. Clark Webb
Its:	Authorized Signatory

210/RELY INVESTMENT, LLC

By:	210 Capital, LLC
Its:	Sole Member

By:	/s/ Robert H. Alpert
Its:	Authorized Signatory

By:	/s/ C. Clark Webb
Its:	Authorized Signatory

210 CAPITAL, LLC

By:	Covenant RHA Partners, L.P.
Its:	Member

By:	/s/ Robert H. Alpert
Its:	Authorized Signatory

By:	CCW/LAW Holdings, LLC
Its:	Member

By:	/s/ C. Clark Webb
Its:	Authorized Signatory

CCW/LAW HOLDINGS, LLC

By:	/s/ C. Clark Webb
Its:	Authorized Signatory

COVENANT RHA PARTNERS, L.P.

By:	RHA Investments, Inc.
Its:	Member

By:	/s/ Robert H. Alpert
Its:	Authorized Signatory

RHA INVESTMENTS, INC.

By:	/s/ Robert H. Alpert
Title:	President

/s/ Robert H. Alpert
ROBERT H. ALPERT

/s/ C. Clark Webb
C. CLARK WEBB